Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com
Ingevity reports first quarter 2026 financial results
First Quarter 2026 Results & Recent Highlights:
•Net sales of $258.0 million increased 4% from prior year
•Net income from continuing operations of $23.4 million and $0.65 per diluted share compared to $29.1 million and $0.79 in the prior year
•Adjusted earnings from continuing operations of $41.4 million and $1.15 of diluted earnings per share compared to $37.0 million and $1.01 in the prior year
•Adjusted EBITDA from continuing operations of $91.5 million, flat to prior year; Adjusted EBITDA margin of 35.5% compared to 36.8% in the prior year
•Completed sale of North Charleston refinery assets and the majority of Performance Chemicals Industrial Specialties product line on January 1, 2026, for approximately $93 million inclusive of adjustments
•Completed the sale of Performance Chemicals Road Markings product line (Ozark Materials) on April 15, 2026, for approximately $65 million in net proceeds
•Reaffirms full year guidance, adjusted for sale of Road Markings
NORTH CHARLESTON, S.C., May 6, 2026 – Ingevity Corporation (NYSE: NGVT) today reported its financial results for the first quarter of 2026.
The results and guidance in this release include non-GAAP financial measures. Additional information, including definitions and reconciliations to the most comparable GAAP measures, can be found in the section titled “Use of non‑GAAP financial measures.” Unless otherwise stated, all comparisons below are made versus the same period in 2025 and are presented on a continuing operations basis.
Full Company Results
Net sales of $258.0 million increased 4% driven primarily by annual pricing actions in Performance Materials and Pavement Technologies and favorable foreign exchange. The company reported net income from continuing operations of $23.4 million and diluted earnings per share (EPS) of $0.65, which includes $22.7 million of pre-tax special charges, inclusive of a $16.2 million charge related to the reimbursement of legal fees payable to BASF as part of the final settlement of the outstanding litigation. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was similar to the prior year at $91.5 million, as pricing actions and higher volume were offset by weaker operating performance in the Performance Chemicals Road Markings product line, and lower asset utilization in the Advanced Polymer Technology segment. Adjusted earnings increased to $41.4 million and diluted EPS was $1.15 compared to $37.0 million and $1.01 in the prior year. First quarter adjusted EBITDA margin was 35.5% compared to 36.8% in the prior year.
“I am proud of our team’s strong execution in the face of macroeconomic volatility and rising energy costs. Closing both the Industrial Specialties and Road Markings divestitures early in the year was a significant achievement and enabled us to deploy $52 million in share repurchases ahead of our original plan. We are maintaining our full-year outlook and are encouraged by early trends and momentum at the start of the year.” said Ingevity President and CEO, Dave Li.
Segment Results
Performance Materials
Performance Materials grew sales 6% across most regions to $155.4 million. The higher sales were driven by annual pricing actions, favorable mix as a shift in consumer preferences from battery electric vehicles to hybrids continued, and an increase in volume. Segment EBITDA was up 10% to $92.0 million driven by improved price and mix, higher volume, and higher plant utilization in the quarter to build inventory ahead of planned outages in the second quarter, which more than offset higher SG&A and other expenses. Segment EBITDA margin improved 230 basis points to 59.2% compared to 56.9% in the prior year.
Performance Chemicals
Performance Chemicals sales, which include the Road Markings product line divested on April 15, 2026, were $58.3 million, similar to the prior year. Pavement Technologies sales were flat, as improvements in price and mix were offset by lower volumes. Sales in Road Markings declined 10 percent, driven by continued competitive pressure impacting volumes, while pricing remained stable. Segment EBITDA of $0.6 million declined $5.2 million from the prior year driven primarily by lower plant utilization in Road Markings compared to the first quarter of 2025. Segment EBITDA margin was 1.0% compared to 9.8% in the prior year.
Advanced Polymer Technologies
Advanced Polymer Technologies sales of $44.3 million increased 5% as favorable foreign exchange and higher volume more than offset decline in price due to unfavorable mix. Segment EBITDA for the quarter was $7.6 million compared to $13.6 million in the prior year due primarily to an inventory build in the first quarter of 2025, in anticipation of a material planned outage in the second quarter 2025. Segment EBITDA margin was 17.2% compared to 32.2% in the prior year.
Corporate and Other
Corporate and other expenses, which are not included in segment financial results, were $8.7 million, similar to the prior year. Indirect costs associated with the divested Industrial Specialties product line were zero compared to $3.2 million in the first quarter of 2025 as approximately one third of the costs were eliminated and the remaining costs were allocated to the business segments.
Liquidity/Other Continuing and Discontinued Operations
First quarter operating cash flow was negative $2.0 million, a decrease of $27.4 million versus the same quarter in 2025 as the business reverted to its historical seasonality, resulting in negative free cash flow of $12.3 million. First quarter of 2026 reflects a typical cadence of cash outflow from Pavement Technologies given the seasonality of the business, and an inventory build in Performance Materials ahead of planned outages in the second quarter. In 2025, the first quarter had an outsized contribution from a working capital benefit of approximately $15 million primarily related to inventory management within the divested Industrial Specialties product line.
Share repurchases totaled $52 million for the first quarter, with approximately $246 million available capacity remaining under the company's current share repurchase authorization. Net leverage held steady at 2.6 times versus the fourth quarter of 2025 and is down from 3.3 times versus the same quarter last year.
Full Year 2026 Outlook:
The company reaffirms full year 2026 guidance updated for the recently announced divestiture of Road Markings. It expects full year 2026 net sales between $1.05 billion and $1.15 billion, adjusted EBITDA between $370 million and $395 million, and adjusted EPS of $4.70 to $5.20. Free cash flow is expected to be between $215 million and $245 million, excluding $113.2 million in the pre-tax litigation settlement paid to BASF. The company intends to utilize the strong free cash flow to reduce leverage to within our long-term target range of 2.0-2.5 times and return cash to shareholders in 2026. The 2026 outlook includes full year financial results for Advanced Polymer Technologies but excludes the divested Industrial Specialties product line for the full year and the Road Markings product line beginning April 15, 2026.
Additional Information: The company will host a live webcast on Thursday, May 7, at 10:00 a.m. (Eastern) to discuss first quarter 2026 fiscal results. The webcast can be accessed via the Investor section of Ingevity’s website. Participants may pre-register for the event here.
Participants may also listen to the conference call by dialing 833 461 5787 (inside the U.S.) and entering access code 616645588. Callers outside the U.S. can find international dial-in numbers here. For those unable to join the live event, a recording will be available beginning at approximately 2:00 p.m. (Eastern) on May 7, 2026, through May 6, 2027, at this replay link.
Instructions for accessing the webcast and conference call, along with a slide deck containing relevant financial and statistical information, will be posted to the Investors section of Ingevity’s website after the company issues its earnings release on May 6, 2026.
Ingevity (NYSE: NGVT) is a global specialty materials company that develops advanced carbon and engineered material solutions that improve mobility, strengthen and extend the life of infrastructure and enhance industrial processes. With a 90‑year legacy of innovation, we work closely with customers to solve technical challenges and deliver materials that improve performance and environmental outcomes in essential applications. Our portfolio includes Performance Materials activated carbon technologies for emissions control and filtration, Performance Chemicals solutions that support efficient agriculture and high‑performance pavement systems and Advanced Polymer Technologies specialty polymers for coatings and industrial applications. Headquartered in North Charleston, South Carolina, Ingevity operates from 17 locations worldwide and employs approximately 1,400 people. Learn more at ingevity.com.
Use of non-GAAP financial measures: This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided within the Appendix to this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. The company does not attempt to provide reconciliations of forward-looking non-GAAP guidance to the comparable GAAP measure because the impact and timing of the factors underlying the guidance assumptions are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, Ingevity believes such reconciliations would imply a degree of certainty that could be confusing to investors.
Forward-looking statements: This press release contains “forward looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward looking statements may include, without limitation, the potential benefits of any divestiture, acquisition or investment transaction, leadership transitions within our organization, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward looking statements, or that could cause other forward looking statements to prove incorrect, include, without limitation, our ability to adjust our cost and operating structure after giving effect to the divestitures of our Industrial Specialties and Road Markings product lines; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation, global trade tensions, and the Russia-Ukraine war and conflict in the Middle East; risks related to our international sales and operations, including changes in tariffs; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; risks related to co-located operations; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; planned and unplanned production slowdowns and shutdowns, turnarounds and outages, attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10 K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.

INGEVITY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In millions, except per share data	2026	2025
Net sales	$258.0	$247.9
Cost of sales	141.6	136.0
Gross profit	116.4	111.9
Selling, general, and administrative expenses	40.7	41.9
Research and technical expenses	6.7	7.0
Restructuring and other (income) charges, net	0.5	1.9
Other (income) expense, net	22.4	4.1
Interest expense, net	15.9	19.4
Income (loss) from continuing operations before income taxes	30.2	37.6
Provision (benefit) for income taxes on continuing operations	6.8	8.5
Net income (loss) from continuing operations	23.4	29.1
Income (loss) from discontinued operations, net of income taxes	36.4	(8.6)
Net income (loss)	$59.8	$20.5

Per share data
Basic earnings (loss) per share from continuing operations	$0.66	$0.80
Basic earnings (loss) per share from discontinued operations	1.04	(0.24)
Basic earnings (loss) per share	$1.70	$0.56

Diluted earnings (loss) per share from continuing operations	$0.65	$0.79
Diluted earnings (loss) per share from discontinued operations	1.01	(0.23)
Diluted earnings (loss) per share	$1.66	$0.56

Weighted average shares outstanding
Basic	35.3	36.4
Diluted	36.0	36.7

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results (Unaudited)

	Three Months Ended March 31,
In millions	2026	2025
Performance Materials	$155.4	$146.8
Performance Chemicals	58.3	58.9
Advanced Polymer Technologies	44.3	42.2
Net sales	$258.0	$247.9

Performance Materials	$92.0	$83.5
Performance Chemicals	0.6	5.8
Advanced Polymer Technologies	7.6	13.6
Segment EBITDA (1)	$100.2	$102.9
Interest expense, net	(15.9)	(19.4)
(Provision) benefit for income taxes on continuing operations	(6.8)	(8.5)
Depreciation and amortization (2)	(22.7)	(24.5)
Restructuring and other income (charges), net (3) (4)	(0.5)	(1.9)
Litigation charge (5)	(16.2)	—
Impairment of license agreement (3) (6)	(2.8)	—
Proxy contest charges (7)	—	(7.9)
Portfolio realignment costs (8)	(3.2)	—
Corporate and other (9)	(8.7)	(8.4)
Indirect costs allocated to Divestiture (10)	—	(3.2)
Net income (loss) from continuing operations	$23.4	$29.1
_______________
(1) Segment EBITDA is the primary measure used by our chief operating decision maker ("CODM"), the CEO and President of Ingevity, to evaluate the performance of and allocate resources among our reportable segments. Segment EBITDA is defined as segment net sales less segment operating expenses (segment operating expenses consist of costs of sales, selling, general and administrative expenses, research and technical expenses, other (income) expense, net, excluding depreciation and amortization). We have excluded the following items from segment EBITDA: interest expense associated with corporate debt facilities, interest income, income taxes, depreciation, amortization, restructuring and other income (charges), net, acquisition and other-related income (costs), litigation charge, impairment of license agreement, proxy contest charges, portfolio realignment costs, pension and postretirement settlement and curtailment income (charges), net, indirect costs allocated to Divestiture, and Corporate and other costs.
(2) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended March 31,
In millions	2026	2025
Performance Materials	$10.9	$9.9
Performance Chemicals	3.5	5.9
Advanced Polymer Technologies	8.3	7.7
Indirect costs allocated to Divestiture (i)	—	1.0
Depreciation and amortization	$22.7	$24.5
_______________
(i) Includes indirect costs previously allocated to the Divestiture that are not eligible for discontinued operations accounting treatment.
(3) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 8.
(4) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended March 31,
In millions	2026	2025
Performance Materials	$0.5	$—
Performance Chemicals	1.1	0.6
Advanced Polymer Technologies	(1.1)	0.6
Indirect costs allocated to Divestiture	—	0.7
Restructuring and other (income) charges, net	$0.5	$1.9
(5) For information on our litigation charges please refer to Note 17, Commitments and Contingencies, in the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2025, filed on February 26, 2026. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2026.
(6) Charge represents an impairment of a license agreement within our Performance Materials reportable segment.
Financial Schedules - Page 2

(7) Charges represent legal and other professional service fees as well as incremental proxy solicitation costs related to a proxy contest.
(8) Charges represent professional service fees related to a review of the company's portfolio.
(9) Corporate and other costs is defined as costs associated with corporate administrative functions (e.g., executive office, corporate finance, legal, human resources) and other compliance costs to operate as a NYSE listed entity. Also includes corporate administrative function share of information technology, safety, health, accounting and human resource departments.
(10) Includes indirect costs previously allocated to the Divestiture that are not eligible for discontinued operations accounting treatment.

	Three Months Ended March 31,
In millions	2026	2025
Cost of sales	$—	$2.5
Selling, general, and administrative expenses	—	0.7
Other (income) expense, net	—	—
Indirect costs allocated to Divestiture	$—	$3.2

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

In millions	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$95.4	$78.1
Accounts receivable, net	151.2	127.2
Inventories, net	203.6	186.0
Restricted investment, net	85.1	—
Prepaid and other current assets	46.5	47.0
Current assets of discontinued operations	—	15.9
Current assets	581.8	454.2
Property, plant, and equipment, net	599.8	608.1
Goodwill	4.3	4.3
Other intangibles, net	168.0	176.1
Deferred income taxes	100.7	117.0
Restricted investment, net	—	84.4
Strategic investments	82.9	83.1
Other assets	112.7	104.4
Noncurrent assets of discontinued operations	—	19.5
Total Assets	$1,650.2	$1,651.1

Liabilities
Accounts payable	$85.0	$92.0
Accrued expenses	165.0	148.0
Notes payable and current maturities of long-term debt	121.9	47.1
Other current liabilities	37.5	51.1
Current liabilities of discontinued operations	—	3.1
Current liabilities	409.4	341.3
Long-term debt including finance lease obligations	1,082.4	1,161.4
Deferred income taxes	53.3	55.1
Other liabilities	66.2	62.9
Noncurrent liabilities of discontinued operations	—	0.7
Total Liabilities	1,611.3	1,621.4
Equity	38.9	29.7
Total Liabilities and Equity	$1,650.2	$1,651.1

Financial Schedules - Page 4

INGEVITY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
In millions	2026 (1)	2025 (1)
Cash provided by (used in) operating activities:
Net income (loss)	$59.8	$20.5
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	22.7	24.9
Restructuring and other (income) charges, net	8.3	12.3
Impairment of license agreement	2.8	—
(Gain) loss on sale of business	(55.6)	—
Litigation charges	16.2	—
Other non-cash items	26.3	7.5
Changes in operating assets and liabilities, net of effect of divestitures:
Restructuring and other cash outflow, net	(8.6)	(11.6)
CTO resales cash inflow (outflow), net	—	6.2
Changes in other operating assets and liabilities, net	(73.9)	(34.4)
Net cash provided by (used in) operating activities	$(2.0)	$25.4
Cash provided by (used in) investing activities:
Capital expenditures	$(10.3)	$(10.0)
Proceeds from sale of business	93.1	—
Restricted investment	24.7	—
Proceeds from disposition of assets	—	3.6
Other investing activities, net	(1.2)	(5.1)
Net cash provided by (used in) investing activities	$106.3	$(11.5)
Cash provided by (used in) financing activities:
Proceeds from revolving credit facility and other borrowings	$713.8	$92.3
Payments on revolving credit facility and other borrowings	(718.0)	(100.3)
Debt issuance costs	(4.0)	—
Finance lease obligations, net	(0.3)	(0.4)
Tax payments related to withholdings on vested equity awards	(4.3)	(2.6)
Proceeds and withholdings from share-based compensation plans, net	3.3	—
Repurchases of common stock under stock repurchase plan	(52.3)	—
Net cash provided by (used in) financing activities	$(61.8)	$(11.0)
Increase (decrease) in cash, cash equivalents, and restricted cash	42.5	2.9
Effect of exchange rate changes on cash	0.2	1.4
Change in cash, cash equivalents, and restricted cash	42.7	4.3
Cash, cash equivalents, and restricted cash at beginning of period	112.6	86.6
Cash, cash equivalents, and restricted cash at end of period (2)	$155.3	$90.9

(1) The cash flows related to discontinued operations have not been segregated and remain included in the major classes of assets and liabilities. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

(2) Includes restricted cash of $59.9 million and $19.4 million and cash and cash equivalents of $95.4 million and $71.5 million at March 31, 2026 and 2025, respectively. Restricted cash is included within "Prepaid and other current assets" and "Restricted investment, net" within the condensed consolidated balance sheets.

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$11.1	$14.6
Cash paid for income taxes, net of refunds	2.5	4.4
Purchases of property, plant, and equipment in accounts payable	1.8	2.9
Leased assets obtained in exchange for new operating lease liabilities	5.8	—

Financial Schedules - Page 5

Ingevity Corporation
Non-GAAP Financial Measures
Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP on the following pages. These financial measures are not meant to be considered in isolation nor as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. Investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance, liquidity measures, and projected future results.
Ingevity uses the following non-GAAP measures:
Adjusted earnings (loss) from continuing operations is defined as net income (loss) from continuing operations plus restructuring and other (income) charges, net, goodwill impairment charges, long lived asset impairment charge, acquisition and other-related (income) costs, pension and postretirement settlement and curtailment (income) charges, impairment of license agreement, debt refinancing fees, litigation charge, proxy contest charges, portfolio realignment costs, and the income tax expense (benefit) on those items, less the provision (benefit) from certain discrete tax items.
Diluted adjusted earnings (loss) from continuing operations per share is defined as diluted earnings (loss) from continuing operations per share plus restructuring and other (income) charges, net, per share, acquisition and other-related (income) costs per share, pension and postretirement settlement and curtailment (income) charges per share, impairment of license agreement per share, debt refinancing fees per share, litigation charge per share, proxy contest charges per share, portfolio realignment costs per share, and the income tax expense (benefit) per share on those items, less the provision (benefit) from certain discrete tax items per share.
Adjusted EBITDA from continuing operations is defined as net income (loss) from continuing operations plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, acquisition and other-related (income) costs, litigation charge, impairment of license agreement, proxy contest charges, portfolio realignment costs, and pension and postretirement settlement and curtailment (income) charges, net.
Total adjusted EBITDA is defined as Adjusted EBITDA from continuing operations and Adjusted EBITDA from discontinued operations.
Adjusted EBITDA margin from continuing operations is defined as Adjusted EBITDA from continuing operations divided by Net sales from continuing operations.
Net Debt is defined as the sum of notes payable, short-term debt, current maturities of long-term debt and long-term debt including finance lease obligations less the sum of cash and cash equivalents, restricted cash associated with our new market tax credit financing arrangement, and restricted investment associated with certain finance lease obligations, excluding the allowance for credit losses on held-to-maturity debt securities held within the restricted investment.
Net Debt Ratio is defined as Net Debt divided by the last twelve months Adjusted EBITDA from continuing operations.
Free Cash Flow is defined as the sum of net cash provided by (used in) the following items: operating activities less capital expenditures.
Ingevity's management also uses the above financial measures as the primary measures of profitability and liquidity of the business. In addition, Ingevity believes Adjusted EBITDA from continuing operations and Adjusted EBITDA Margin from continuing operations are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.
GAAP Reconciliation of 2026 Adjusted EBITDA Guidance
A reconciliation of net income to Adjusted EBITDA from continuing operations as projected for 2026 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include further restructuring and other income (charges), net; additional acquisition and other-related (income) costs; litigation charges; additional pension and postretirement settlement and curtailment (income) charges; and revisions due to legislative tax rate changes. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to
Financial Schedules - Page 6

Ingevity Corporation
Non-GAAP Financial Measures
those currently included in Adjusted EBITDA from continuing operations, that have a similar impact on the comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA from continuing operations.
Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Adjusted Earnings and Diluted Adjusted Earnings per Share Reconciliation (GAAP to Non-GAAP)

	Three Months Ended March 31,
In millions, except per share data (unaudited)	2026	2025
Net income (loss) from continuing operations (GAAP)	$23.4	$29.1
Restructuring and other (income) charges, net (1)	0.5	1.9
Litigation charge (2)	16.2	—
Impairment of license agreement (3)	2.8	—
Proxy contest charges (4)	—	7.9
Portfolio realignment costs (5)	3.2	—
Tax effect on items above (6)	(5.3)	(2.3)
Certain discrete tax provision (benefit) (7)	0.6	0.4
Adjusted earnings (loss) from continuing operations (Non-GAAP)	$41.4	$37.0

Diluted earnings (loss) from continuing operations per share (GAAP)	$0.65	$0.79
Restructuring and other (income) charges, net	0.01	0.05
Litigation charge	0.45	—
Impairment of license agreement	0.08	—
Proxy contest charges	—	0.21
Portfolio realignment costs	0.09	—
Tax effect on items above	(0.15)	(0.05)
Certain discrete tax provision (benefit)	0.02	0.01
Diluted adjusted earnings (loss) from continuing operations per share (Non-GAAP)	$1.15	$1.01

Weighted average common shares outstanding - Diluted	36.0	36.7
_______________
(1) We regularly perform strategic reviews and assess the return on our operations, which sometimes results in a plan to restructure the business. These costs are excluded from our reportable segment results; details of which are included in the table below. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.

	Three Months Ended March 31,
In millions	2026	2025
Work force reductions and other	$(0.3)	$1.2
Performance Chemicals repositioning	0.8	0.7
Restructuring charges (i)	$0.5	$1.9
Other (income) charges, net (i)	$—	$—
Restructuring and other (income) charges, net (ii)	$0.5	$1.9
_________________
(i) Amounts are recorded within Restructuring and other (income) charges, net on the condensed consolidated statement of operations.
(ii) For information on our Workforce reductions and other and Performance Chemicals' repositioning please refer to Note 15, Restructuring and Other (Income) Charges, net, in the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2025, filed on February 26, 2026. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2026.

(2) For information on our litigation charges please refer to Note 17, Commitments and Contingencies, in the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2025, filed on February 26, 2026. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2026.
(3) Charge represents an impairment of a license agreement within our Performance Materials reportable segment.
(4) Charges represent legal and other professional service fees as well as incremental proxy solicitation costs related to a proxy contest.
(5) Charges represent professional service fees related to a review of the company's portfolio.
Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

(6) Income tax impact of non-GAAP adjustments is the summation of the calculated income tax charge related to each pre-tax non-GAAP adjustment. The non-GAAP adjustments relate primarily to adjustments in the United States. As such, the income tax effect is calculated using the statutory tax rates of 21% for the United States and approximately 2.5% for state and local taxes, applied to the non-GAAP adjustments.
(7) Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of legislative tax rate changes.

Financial Schedules - Page 9

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA Reconciliation (GAAP to Non-GAAP)

	Three Months Ended March 31,
In millions, except percentages (unaudited)	2026	2025
Net income (loss) from continuing operations (GAAP)	$23.4	$29.1
Provision (benefit) for income taxes on continuing operations	6.8	8.5
Interest expense, net	15.9	19.4
Depreciation and amortization	22.7	24.5
Restructuring and other (income) charges, net (1)	0.5	1.9
Litigation charge (1)	16.2	—
Impairment of license agreement (1)	2.8	—
Proxy contest charges (1)	—	7.9
Portfolio realignment costs (1)	3.2	—
Adjusted EBITDA from continuing operations (Non-GAAP)	$91.5	$91.3

Net sales from continuing operations	$258.0	$247.9
Net income (loss) margin from continuing operations	9.1%	11.7%
Adjusted EBITDA margin from continuing operations (Non-GAAP)	35.5%	36.8%
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(1) For more information on these charges, refer to the Adjusted Earnings Reconciliation (GAAP to Non-GAAP) table on page 8.
Financial Schedules - Page 10

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Free Cash Flow Calculation (Non-GAAP)

	Three Months Ended March 31,
In millions (unaudited)	2026	2025
Net cash provided by (used in) operating activities	$(2.0)	$25.4
Less: Capital expenditures	10.3	10.0
Free Cash Flow (Non-GAAP)	$(12.3)	$15.4

Financial Schedules - Page 11

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Net Debt Ratio Calculation (Non-GAAP)

In millions, except ratios (unaudited)	March 31, 2026
Notes payable and current maturities of long-term debt	$121.9
Long-term debt including finance lease obligations	1,082.4
Debt issuance costs	2.8
Total Debt	1,207.1
Less:
Cash and cash equivalents (1)	95.5
Restricted investment (2)	85.3
Net Debt	$1,026.3

Net Debt Ratio (Non-GAAP)
Adjusted EBITDA (Non-GAAP)
Twelve months ended December 31, 2025 - Total Adjusted EBITDA	$397.5
Three months ended March 31, 2025 (3) - Adjusted EBITDA from Continuing Operations	(91.3)
Three months ended March 31, 2026 (3) - Adjusted EBITDA from Continuing Operations	91.5
Total Adjusted EBITDA (Non-GAAP) - last twelve months (LTM) as of March 31, 2026	$397.7

Net debt ratio (Non-GAAP)	2.6x
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(1) Includes $0.1 million of Restricted Cash related to the new market tax credit financing arrangement.
(2) Our restricted investment is a trust managed in order to secure repayment of the finance lease obligation associated with Performance Materials' Wickliffe, Kentucky, manufacturing site at maturity. The trust, presented as Restricted investment on our condensed consolidated balance sheets, originally purchased long-term bonds that mature through 2026. The principal received at maturity of the bonds, along with interest income that is reinvested in the trust, are expected to be equal to or more than the $80.0 million finance lease obligation that is due in 2027. Excludes $0.2 million allowance for credit losses on held-to-maturity debt securities.

(3) Refer to the Adjusted EBITDA Reconciliation (GAAP to Non-GAAP) schedule on page 10 for the reconciliation to the most comparable GAAP financial measure.

Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: Mickey Walsh 843-740-2002 investors@ingevity.com
Financial Schedules - Page 12